Exhibit 5.1

May 9, 2022

Neoleukin Therapeutics, Inc.

188 East Blaine Street

Suite 450

Seattle, WA 98102

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3 filed by Neoleukin Therapeutics, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) on May 9, 2022 (the “Registration Statement”), in connection with the registration for resale under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of 15,309,270 shares of the Company’s common stock, $0.000001 par value per share (the “Common Stock”), which includes 3,826,260 shares of Common Stock (the “Common Shares”) and 11,483,010 shares of Common Stock (the “Warrant Shares”) issuable upon the exercise of pre-funded warrants (the “Warrants”), on behalf of the selling stockholder identified in the Registration Statement and the prospectus contained within the Registration Statement (the “Prospectus”).

In connection with our opinion expressed below we have examined originals or copies of the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate”) and the Company’s Amended and Restated Bylaws (the “Bylaws”), the Warrants, certain corporate proceedings of the Company’s board of directors and stockholders relating to the Registration Statement, the Certificate and the Bylaws, and such other agreements, documents, certificates and statements of the Company, its transfer agent and public or government officials, as we have deemed advisable, and have examined such questions of law as we have considered necessary. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures on documents submitted to us, the conformity to originals of all documents submitted to us as copies, and the absence of any undisclosed termination, waiver or amendment to any document reviewed by us. In giving our opinion, we have also relied upon a good standing certificate dated May 9, 2022 issued by the Delaware Secretary of State and representations made to us by the Company, including representations that the Company has available a sufficient number of authorized shares of Common Stock that are not currently outstanding or reserved for issuance under other outstanding securities or equity plans of the Company, to enable the Company to issue and deliver all of the shares of Common Stock to be sold by the Selling Stockholder pursuant to the Registration Statement and the Prospectus.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the Delaware General Corporation Law.

Based upon the foregoing, we are of the opinion that, (i) the Common Shares to be sold by the Selling Stockholder pursuant to the Registration Statement and the Prospectus were validly issued, nonassessable and fully paid for, and (ii) the Warrant Shares to be sold by the Selling Stockholder pursuant to the Registration Statement and the Prospectus, when issued upon the exercise of the Warrants in accordance with the terms thereof, will be validly issued, nonassessable and fully paid.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. This opinion is intended solely for use in connection with sale of the Common Stock to be sold by the Selling Stockholder pursuant to the Registration Statement and the Prospectus and is not to be relied upon for any other purpose. In providing this letter, we are opining only as to the specific legal issues expressly set forth above, and no opinion shall be inferred as to any other matter or matters. This opinion is rendered on, and speaks only as of, the date of this letter first written above, and does not address any potential change in facts or law that may occur after the date of this opinion letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very Truly Yours,

/s/ Fenwick & West LLP
Fenwick & West LLP